Exhibit 5

[Covington & Burling Letterhead]

May 5, 2005

Chesapeake Utilities Corporation
909 Silver Lake Boulevard
Dover, Delaware 19904

Gentlemen:

This opinion is being furnished to you in connection with the registration of 400,000 shares of common stock, par value $.4867 per share (the "Shares"), of Chesapeake Utilities Corporation, a Delaware corporation (the "Corporation"), for offer and sale under the Chesapeake Utilities Corporation Performance Incentive Plan (the "Plan") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

We have acted as counsel to the Corporation in connection with the preparation of the Registration Statement, and have examined signed copies of the Registration Statement. We have also examined and relied upon (i) a copy of the Amended Certificate of Incorporation of the Corporation, (ii) a copy of the Bylaws of the Corporation, (iii) a copy of the minutes of the meeting of the Board of Directors of the Corporation at which the Plan was adopted and (iv) a copy of Order No. 6607 of the Public Service Commission of the State of Delaware, dated April 26, 2005, approving the issuance of the Shares.

We also have examined originals or copies, certified otherwise identified to our satisfaction, of such other documents, and have made such other investigations, as we have deemed necessary to form a basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as copies. As to all matters of fact relevant to our opinion, we have relied exclusively, without independent investigation or verification, upon the foregoing documents and on the certificates of public officials and officials of the Company.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon the issuance thereof in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter. This letter has been prepared solely for your use in connection with the registration of the Shares and shall not be relied upon, quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any government agency or other person or entity, without the prior written consent of this firm, except that we hereby consent to the filing of this opinion as part of the Registration Statement.

Very truly yours,

COVINGTON & BURLING